NEWS RELEASE
Five Below, Inc. Announces Second Quarter Fiscal 2025 Financial Results
Q2 Net Sales Increase of 23.7% to $1.0 Billion; Comparable Sales Increase of 12.4%
Q2 GAAP Diluted EPS of $0.77, Q2 Adjusted Diluted EPS of $0.81
Increases Full Year 2025 Sales and EPS Guidance
PHILADELPHIA, PA – (August 27, 2025) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the second quarter and year to date period ended August 2, 2025.

For the second quarter ended August 2, 2025:
•Net sales increased by 23.7% to $1,026.8 million from $830.1 million in the second quarter of fiscal 2024; comparable sales increased by 12.4%.
•The Company opened 32 net new stores and ended the quarter with 1,858 stores in 44 states. This represents an increase in stores of 11.5% from the end of the second quarter of fiscal 2024.
•Operating income was $52.4 million compared to $41.5 million in the second quarter of fiscal 2024. Adjusted operating income(1) was $55.1 million compared to $37.0 million in the second quarter of fiscal 2024.
•The effective tax rate was 26.2% compared to 25.9% in the second quarter of fiscal 2024.
•Net income was $42.8 million compared to $33.0 million in the second quarter of fiscal 2024. Adjusted net income(1) was $44.8 million compared to $29.7 million in the second quarter of fiscal 2024.
•Diluted income per common share was $0.77 compared to $0.60 in the second quarter of fiscal 2024. Adjusted diluted income per common share(1) was $0.81 compared to $0.54 in the second quarter of fiscal 2024.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Winnie Park, CEO of Five Below said, “We are excited to deliver second quarter results that exceeded our sales and earnings expectations. These results demonstrate the effectiveness of our strategy and are a testament to the hard work, dedication and tight collaboration of our teams across the company, especially in an ever-changing tariff environment. We have been maniacally focused on executing with excellence, specifically curating Wow! newness in our assortment, simplifying our pricing while maintaining extreme value, improving in-stock levels and optimizing product flow. Importantly, our results demonstrate that our customers are recognizing us as the destination for fun at great value for the KID and the KID in all of us.”

"Looking ahead, we remain laser-focused on delivering the magic of Five Below as we transition to Halloween and then the all-important holiday season. We will continue to surprise and delight our customers with trend-right products, exceptional value, and an amazing experience,” Ms. Park added.

For the year to date period ended August 2, 2025:
•Net sales increased by 21.6% to $1,997.4 million from $1,641.9 million in the year to date period of fiscal 2024; comparable sales increased by 9.8%.
•The Company opened 87 net new stores compared to 123 new stores in the year to date period of fiscal 2024.
•Operating income was $103.2 million compared to $77.7 million in the year to date period of fiscal 2024. Adjusted operating income(1) was $114.7 million compared to $75.2 million in the year to date period of fiscal 2024.
•The effective tax rate was 26.7% compared to 24.8% in the year to date period of fiscal 2024.
•Net income was $83.9 million compared to $64.5 million in the year to date period of fiscal 2024. Adjusted net income(1) was $92.3 million compared to $62.6 million in the year to date period of fiscal 2024.
•Diluted income per common share was $1.52 compared to $1.17 in the year to date period of fiscal 2024. Adjusted diluted income per common share(1) was $1.67 compared to $1.13 in the year to date period of fiscal 2024.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with generally accepted accounting principles in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Third Quarter and Fiscal 2025 Outlook:
The Company expects the following results for the third quarter and full year of fiscal 2025. This guidance includes the expected impact of tariffs currently in place.

For the third quarter of Fiscal 2025:
•Net sales are expected to be in the range of $950 million to $970 million based on opening approximately 50 net new stores and assumes an approximate 5% to 7% increase in comparable sales.
•Net income is expected to be in the range of $5 million to $12 million. Adjusted net income(2) is expected to be in the range of $7 million to $13 million.
•Diluted income per common share is expected to be in the range of $0.09 to $0.21 on approximately 55.6 million diluted weighted average shares outstanding. Adjusted diluted income per common share(2) is expected to be in the range of $0.12 to $0.24.
•This outlook does not include the impact of share repurchases, if any.
(2) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards and costs incurred with the strategic acquisition of certain leases, net of income tax impacts.

For the full year of Fiscal 2025:
•Net sales are expected to be in the range of $4.44 billion to $4.52 billion based on opening approximately 150 net new stores and assumes an approximate 5% to 7% increase in comparable sales.
•Net income is expected to be in the range of $253 million to $275 million. Adjusted net income(3) is expected to be in the range of $264 million to $286 million.
•Diluted income per common share is expected to be in the range of $4.56 to $4.96 on approximately 55.4 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $4.76 to $5.16.
•Gross capital expenditures are expected to be approximately $210 million.
•This outlook does not include the impact of share repurchases, if any.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes retention awards, costs associated with cost-optimization initiatives, execution of the inventory write-off, and costs incurred with the strategic acquisition of certain leases, net of income tax impacts.

Conference Call Information:
A conference call to discuss the financial results for the second quarter of fiscal 2025 is scheduled for today, August 27, 2025, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call will be available online at investor.fivebelow.com, where a replay will be available shortly after the conclusion of the call. Investors and analysts interested in participating in the call are invited to dial 412-902-6753 approximately 10 minutes prior to the start of the call.

Non-GAAP Information:
This press release includes gross profit, adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted income per common share, each is a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2025 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2024 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this filing. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals, expectations and guidance concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to our ability to attract, retain, and integrate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed, threatened and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5 and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across awesome Five Below worlds: Candy, Style, Party, Room, Create, Tech, Sports and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,850 stores in 44 states. For more information, please visit www.fivebelow.com or follow @fivebelow on TikTok, Instagram and Facebook.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
215-207-2658
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	August 2, 2025	February 1, 2025	August 3, 2024
Assets
Current assets:
Cash and cash equivalents	$562,746	$331,718	$209,039
Short-term investment securities	107,418	197,073	118,680
Inventories	799,602	659,500	639,881
Prepaid income taxes and tax receivable	4,657	4,649	14,140
Prepaid expenses and other current assets	110,495	158,427	136,899
Total current assets	1,584,918	1,351,367	1,118,639
Property and equipment, net	1,253,808	1,261,728	1,246,880
Operating lease assets	1,746,255	1,706,542	1,627,483
Other assets	21,557	19,937	20,142
	$4,606,538	$4,339,574	$4,013,144

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	371,801	260,343	255,965
Income taxes payable	—	51,998	—
Accrued salaries and wages	36,532	19,743	12,574
Other accrued expenses	204,926	149,495	164,226
Operating lease liabilities	311,365	274,863	252,440
Total current liabilities	924,624	756,442	685,205
Other long-term liabilities	10,288	8,210	8,662
Long-term operating lease liabilities	1,707,261	1,706,704	1,642,055
Deferred income taxes	57,118	59,891	69,481
Total liabilities	2,699,291	2,531,247	2,405,403
Shareholders’ equity:
Common stock	550	549	549
Additional paid-in capital	167,480	152,471	141,029
Retained earnings	1,739,217	1,655,307	1,466,163
Total shareholders’ equity	1,907,247	1,808,327	1,607,741
	$4,606,538	$4,339,574	$4,013,144

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net sales	$1,026,847	$830,069	$1,997,374	$1,641,932
Cost of goods sold (exclusive of items shown separately below)	684,478	558,283	1,331,092	1,106,626
Selling, general and administrative expenses	242,314	188,809	468,816	378,995
Depreciation and amortization	47,690	41,468	94,254	78,652
Operating income	52,365	41,509	103,212	77,659
Interest income and other income, net	5,540	3,054	11,187	8,044
Income before income taxes	57,905	44,563	114,399	85,703
Income tax expense	15,143	11,563	30,489	21,236
Net income	$42,762	$33,000	$83,910	$64,467
Basic income per common share	$0.78	$0.60	$1.52	$1.17
Diluted income per common share	$0.77	$0.60	$1.52	$1.17
Weighted average shares outstanding:
Basic shares	55,072,140	55,027,663	55,059,126	55,097,840
Diluted shares	55,389,479	55,042,588	55,289,719	55,148,893

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Operating activities:
Net income	$83,910	$64,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,254	78,652
Share-based compensation expense	18,419	4,728
Deferred income tax (benefit) expense	(2,773)	2,738
Other non-cash expenses	754	196
Changes in operating assets and liabilities:
Inventories	(140,102)	(55,254)
Prepaid income taxes and tax receivable	(8)	(9,306)
Prepaid expenses and other assets	46,240	13,856
Accounts payable	110,636	887
Income taxes payable	(51,998)	(41,772)
Accrued salaries and wages	16,789	(17,454)
Operating leases	(2,654)	37,878
Other accrued expenses	52,191	18,078
Net cash provided by operating activities	225,658	97,694
Investing activities:
Purchases of investment securities and other investments	(95,648)	(4,508)
Sales, maturities, and redemptions of investment securities	185,303	173,958
Capital expenditures	(80,928)	(191,472)
Net cash provided by (used in) investing activities	8,727	(22,022)
Financing activities:
Net proceeds from issuance of common stock	477	600
Repurchase and retirement of common stock	—	(40,226)
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	1	1
Common shares withheld for taxes	(3,835)	(6,757)
Net cash used in financing activities	(3,357)	(46,382)
Net increase in cash and cash equivalents	231,028	29,290
Cash and cash equivalents at beginning of period	331,718	179,749
Cash and cash equivalents at end of period	$562,746	$209,039

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of gross profit to adjusted gross profit

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Gross profit(4)	$342,369	$271,786	$666,282	$535,306
Adjustments:
Retention awards(5)	390	153	780	153
Cost-optimization initiatives(6)	—	—	4,100	—
Non-recurring lease acquisition costs(7)	495	—	495	—
Adjusted gross profit(8)	$343,254	$271,939	$671,657	$535,459

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Operating income, as reported	$52,365	$41,509	$103,212	$77,659
Adjustments:
Retention awards(5)	2,259	1,647	5,196	1,647
Cost-optimization initiatives(6)	—	—	4,960	—
Non-recurring lease acquisition costs(7)	495	—	495	—
Non-recurring employment-related litigation	—	—	—	1,976
Non-recurring stock compensation benefit	—	(6,116)	—	(6,116)
Non-recurring inventory write-off	—	—	830	—
Adjusted operating income(8)	$55,119	$37,040	$114,694	$75,166

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net income, as reported	$42,762	$33,000	$83,910	$64,467
Adjustments:
Retention awards, net of tax(5)	1,668	1,220	3,811	1,239
Cost-optimization initiatives, net of tax(6)	—	—	3,638	—
Non-recurring lease acquisition costs, net of tax(7)	366	—	363	—
Non-recurring employment-related litigation, net of tax	—	—	—	1,486
Non-recurring stock compensation benefit, net of tax	—	(4,532)	—	(4,599)
Non-recurring inventory write-off, net of tax	—	—	609	—
Adjusted net income(8)	$44,796	$29,688	$92,332	$62,592

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Diluted income per common share, as reported	$0.77	$0.60	$1.52	$1.17
Adjustments:
Retention awards per share(5)	0.03	0.02	0.07	0.02
Cost-optimization initiatives per share(6)	—	—	0.07	—
Non-recurring lease acquisition costs per share(7)	0.01	—	0.01	—
Non-recurring employment-related litigation per share	—	—	—	0.03
Non-recurring stock compensation benefit per share	—	(0.08)	—	(0.08)
Non-recurring inventory write-off per share	—	—	0.01	—
Adjusted diluted income per common share(8)	$0.81	$0.54	$1.67	$1.13

(4) Gross profit is equal to our net sales less our cost of goods sold.
(5) Retention awards relate to the on-going expense recognition of equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and have vestings through fiscal 2026.
(6) Represents charges related to the cost-optimization of certain functions.
(7) Represents non-recurring costs incurred with the strategic acquisition of certain leases.
(8) Components may not add to total due to rounding.